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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated December 23, 1997 for the Grand Prix Fund in the Registration Statement (Form N-1A) and related Prospectus of The Grand Prix Funds, Inc. filed with Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-39133) and in this Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8461).



                                                   /s/
                                                   ERNST & YOUNG LLP

Milwaukee, Wisconsin
December 23, 1997